US VR GLOBAL.COM INC

(FORMERLY KNOWN AS BOLY GROUP HOLDINGS CORP.)

Unaudited Pro forma Financial Information

F-1

US VR GLOBAL.COM INC

(FORMERLY KNOWN AS BOLY GROUP HOLDINGS CORP.)

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2017

(Amount expressed in United States Dollars (“US$”))

	Historical	Historical	Pro Forma		Pro Forma
	USVR.com	USVR	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$781	$587,132	712,810	(a)	$1,300,723
Other receivables, deposits and prepayments	-	289,357			289,357
Total current assets	781	876,489			1,590,080

Non-current assets:
Plant and equipment, net	-	443,474			443,474

TOTAL ASSETS	$781	$1,319,963			$2,033,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Amounts due to related companies	$647	$874,722	(800,000)	(a)	$75,369
Other payables and accrued liabilities	96,479	2,334,589	(1,678,660)	(a)	752,408
Total current liabilities	97,126	3,209,311			827,777

Total liabilities	97,126	3,209,311			827,777

Common stock - par value $0.001: 200,000,000 shares authorized; 325,750 shares issued and outstanding	326	-	247,059		247,385
Additional paid-in capital	1,678,301	87,492	2,944,411	(a)(b)(c)	4,710,204
Accumulated deficit	(1,774,972)	(1,976,840)			(3,751,812)

Total stockholders’ deficit	(96,345)	(1,889,348)			1,205,777

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$781	$1,319,963			$2,033,554

F-2

US VR GLOBAL.COM INC

(FORMERLY KNOWN AS BOLY GROUP HOLDINGS CORP)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

AS OF DECEMBER 31, 2017

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

	Historical	Historical	Pro forma	Pro Forma
	USVR.com	USVR	Adjustment	Combined

Revenue	$-	$-		$-

Cost of revenue	-	-		-

Gross profit	-	-		-

Operating expenses:
General and administrative expenses	(43,958)	(1,976,840)		(2,020,798)

Total operating expenses	(43,958)	(1,976,840)		(2,020,798)

Loss from operation	(43,958)	(1,976,840)		(2,020,798)

Income tax provision	(872)	-		(872)

NET LOSS	$(44,830)	$(1,976,840)		$(2,021,670)

Net loss per common share - basic and diluted *	$(0.14)	$(0.01)		$(0.02)

Weighted average common shares outstanding – basic and diluted	325,750	139,338,463		126,325,791

F-3

US VR GLOBAL.COM INC

(FORMERLY KNOWN AS BOLY GROUP HOLDINGS CORP)

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS AT DECEMBER 31, 2017

NOTE 1 – BACKGROUND OF ORGANISATION

On February 6, 2018, US VR Global.com Inc or the Company or USVR.com, and US VR Global Inc or USVR, consummated a Share Exchange Agreement (the “Share Exchange Agreement”). In connection with the Share Exchange Transaction, the Company issued 126,000,041 shares of its Common Stock at $2.79 per share in acquiring 51.00% in the equity shares of USVR from USVR Shareholders at the first closing and issued 121,058,863 shares of its Series A Preferred Stock in acquiring the balance 49% of equity shares of USVR from USVR Shareholders at second closing.

NOTE 2 – BASIS OF PRESENTATION

Due to the control of USVR.com and USVR by a common director, the acquisition of USVR represented a transaction among entities under common control. Pursuant to ASC 805-50-25, “Transactions Between Entities Under Common Control” and other SEC, the acquisition of USVR was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of USVR were carried over to and combined with USVR.com at their carrying values, and as if the transaction occurred at the beginning of the period.

Although the Company is the legal acquirer, USVR was considered the acquirer for accounting purposes as a common director obtained control of USVR, prior to obtaining control of the Company on February 6, 2018. USVR will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. Accordingly, the consolidated assets, liabilities and results of operations of USVR will become the historical financial statements of USVR, and USVR.com’s assets, liabilities and results of operations will be consolidated with USVR beginning on the acquisition date. These pro forma financial statements are presented as a continuation of USVR.

The pro forma balance sheet as of December 31, 2017 is based on the historical financial statements of USVR.com after giving effect to USVR’s acquisition of USVR.com as a transaction among entities under common control and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of December 31, 2017 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with USVR’s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K for the period ended December 31, 2017 as Exhibits filed with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on December 31, 2017, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between USVR and USVR.com since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition of first closing and second closing were completed on December 31, 2017 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a)	To reflect the increase of paid up capital and additional paid up capital.
(b)	To reflect the issuance of 126,000,041 shares of common stock at $2.79 per share of USVR.com for the acquisition of 51.00% of USVR outstanding capital stock
(c)	To reflect the issuance of 121,058,863 shares of Series A Preferred Stock at $2.79 per share of USVR.com for the acquisition of balance 49.00% of USVR outstanding capital stock.

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